UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C. (as depositor under a Pooling and Servicing Agreement, dated as of June 1, 2007, providing for, inter alia, the issuance of Carrington Mortgage Loan Trust, Series 2007-HE1 Asset-Backed Pass-Through Certificates)

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.,

on behalf of Carrington Mortgage Loan Trust, Series 2007-HE1 Asset-Backed Pass-Through Certificates

(Exact name of registrant as specified in its charter)

Delaware	333-139507-02	20-2698835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Seven Greenwich Office Park 599 West Putnam Avenue Greenwich, Connecticut	06830
(Address of principal executive office)	(Zip Code)

(203) 661-6186
(Registrant’s telephone number, including area code )

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02.  Change in Servicer or Trustee.

As of November 1, 2007, EMC Mortgage Corporation transferred the servicing of mortgage loans with respect to the Carrington Mortgage Loan Trust Asset-Backed Pass-Through Certificates, Series 2007-HE1, to Carrington Mortgage Services, LLC. Prior to November 1, 2007, the Mortgage Loans were serviced by EMC Mortgage Corporation pursuant to the Pooling and Servicing Agreement, among Stanwich Asset Acceptance Company, L.L.C., Wells Fargo Bank, N.A., EMC Mortgage Corporation, Carrington Mortgage Services, LLC and HSBC Bank USA, National Association, a copy of which was filed as Exhibit 10.1 pursuant to Form 8-K on July 27, 2007 under the same Central Index Key (CIK) as this periodic report on Form 8-K (the “Pooling and Servicing Agreement”). On and after November 1, 2007, Carrington Mortgage Services, LLC will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

Carrington Mortgage Services, LLC

General

Carrington Mortgage Services, LLC (“CMS”) is a Delaware limited liability company and a wholly-owned subsidiary of Carrington Capital Management, LLC. CMS maintains its executive and principal offices at 1610 E. St. Andrews Place, Santa Ana, CA 92705. Its telephone number is (949) 517-7000.

Acquisition of Servicing Assets and Servicing Platform by CMS from New Century

On June 29, 2007, CMS acquired substantially all of the servicing assets of New Century Mortgage Corporation (“NCMC”), an indirect wholly-owned operating subsidiary of New Century Financial Corporation (“New Century”) as provided in the prospectus filed pursuant to Rule 424 of the Securities Act of 1933, as amended, on July 11, 2007 under the same Central Index Key (CIK) as this periodic report on Form 8-K (the “Prospectus”).

CMS Servicing Assets and Servicing Platform

CMS began servicing mortgage loans on and after the acquisition of the servicing assets from New Century on June 29, 2007, as described above under “—Acquisition of Servicing Assets and Servicing Platform by CMS from New Century” and as provided in the Prospectus. The principal business of CMS since inception has been specializing in the servicing and disposition of mortgage loans. The entire portfolio of CMS, as described in the tables below, consists of one- to four-family non-prime mortgage loans.

In anticipation of the acquisition of the servicing platform from New Century, CMS engaged an experienced industry professional to serve as its President and Head of Servicing. In addition, CMS hired top industry professionals to supplement the senior management team in the areas of Servicer Support, Investor Reporting, Human Resources and Information Technology. CMS has the approvals necessary to service mortgage loans in accordance with the related servicing agreements. CMS is qualified to service mortgage loans on behalf of Freddie Mac, a corporate instrumentality of the United States, and has received the approval of the Secretary of Housing and Urban Development to service mortgage loans. CMS has received approvals from the rating agencies with respect to the acquisition of the servicing platform. The residential mortgage servicing operations of CMS are currently rated “-RPS4” by Fitch Ratings (“Fitch”).

The residential mortgage servicing operations of CMS are not currently rated by any rating agency other than Fitch; however, CMS is in continued discussions with other rating agencies with respect to obtaining servicer ratings for CMS. Upon acquisition of the servicing platform, CMS serviced a portfolio of mortgage loans with an aggregate principal balance of approximately $17 billion. As of September 30, 2007, CMS serviced a portfolio of mortgage loans with an aggregate principal balance of approximately $15.4 billion.

The following tables set forth the servicing portfolio of CMS:

Volume by Principal Balance
First Lien Mortgages	Nine Months Ended September 30, 2007
Non-Prime Mortgages	$14,902,621,999.67
Total	$14,902,621,999.67
Non-Prime Mortgages (%)	100.00%
Total	100.00%

Volume by Principal Balance
Junior Lien Mortgages	Nine Months Ended September 30, 2007
Non-Prime Mortgages	$455,441,306.99
Total	$455,441,306.99
Non-Prime Mortgages (%)	100.00%
Total	100.00%

Volume by Average Number of Loans
First Lien Mortgages	Nine Months Ended September 30, 2007
Non-Prime Mortgages	77,009
Total	77,009
Non-Prime Mortgages (%)	100.00%
Total	100.00%

Volume by Average Number Principal Balance
Junior Lien Mortgages	Nine Months Ended September 30, 2007
Non-Prime Mortgages	8,300
Total	8,300
Non-Prime Mortgages (%)	100.00%
Total	100.00%

Due to an industry wide increase in the number of delinquencies and foreclosures, CMS recently initiated an expanded loss mitigation and home retention program to assist borrowers in avoiding foreclosure, which is meant to have the effect of benefiting investors by reducing the loss typically associated with foreclosure. As part of the program, the Home Retention Group is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. CMS is engaging in one-on-one meetings with borrowers and working with local community groups in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including, but not limited to, loan modifications. There have been no other appreciable changes to CMS's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

CMS may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve CMS of any of its responsibilities or liabilities under the Pooling and Servicing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanwich Asset Acceptance Company L.L.C.

By:	/s/ Bruce M. Rose
Name: Bruce M. Rose
Title: President

 Dated: November 5, 2007